UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1401 Enclave Parkway, Suite 600 Houston, TX 77077
(Address of Principal Executive Offices, and Zip Code)

(281) 589-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	New York Stock Exchange
10.0% Series A Cumulative Preferred Stock	CPE.A	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

Callon Petroleum Company (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) on May 9, 2019. At the Annual Meeting, shareholders:

(a)	Elected two Class I directors to serve on the Board of Directors, each for three years (Proposal #1);

(b)	Approved, on a non-binding advisory basis, the compensation of our named executive officers (Proposal #2); and

(c)	Ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal #3).

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2019.

Proposal 1 – Election of Class I Directors.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Michael L. Finch	198,744,722	2,528,366	11,738,057
Larry D. McVay	192,143,111	9,129,977	11,738,057

Proposal 2 – Approval, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
196,057,105	5,004,491	211,492	11,738,057

Proposal 3 – Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
212,792,773	90,851	127,521	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

May 9, 2019	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer